EXHIBIT 3.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                  TALK.COM INC.

                                      INTO

                               TEL-SAVE.COM, INC.
                          (to be renamed Talk.com Inc.)

     Tel-Save.com, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 13th day of June, 1995, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns all of the outstanding shares of the stock of Talk.com Inc., a corporation incorporated on or about the 21st day of April, 1999, pursuant to the General Corporation Law of the State of Delaware.

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the Board as of the 21st day of April, 1999, determined to and did merge into itself said Talk.com Inc.:

          RESOLVED, that Tel-Save.com, Inc. merge, and it hereby does merge into itself said Talk.com Inc., and that Tel-Save.com, Inc., as the surviving corporation, assumes all of its obligations; and

          RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware; and

          RESOLVED, that upon such date of filing, the name of the surviving corporation (Tel-Save.com, Inc.) shall be changed to Talk.com Inc.; and

          RESOLVED, that the terms and conditions of the merger are as follows:

               1. Upon the occurrence of such merger, all shares of Talk.com Inc. shall be cancelled, and the shares of Tel-Save.com, Inc. (renamed Talk.com Inc.) shall thereafter constitute the shares of the surviving corporation.

               2. The Certificate of Incorporation of Tel-Save.com, Inc. shall remain and be the Certificate of Incorporation of the surviving corporation until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statutes of the State of Delaware.



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               3. The  By-laws of  Tel-Save.com,  Inc.  shall  remain and be the
     By-laws of the surviving corporation until the same shall be altered or amended according to the provisions thereof and in the manner permitted by the statutes of the State of Delaware.

               4. The first annual meeting of the shareholders of the surviving corporation to be held after the effective date of the merger shall be the annual meeting provided, by the Bylaws of the said corporation, for the fiscal year 1999.

               5. All persons who at the date when the merger shall become effective shall be the executive or administrative officers of Tel-Save.com, Inc. shall be and remain like officers of the surviving corporation until the board of directors of such corporation shall elect their respective successors.

               6. The surviving corporation shall pay all expenses of carrying this agreement into effect and of accomplishing this merger.

          FURTHER RESOLVED, that the proper officers of this corporation be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Talk.com Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

     FOURTH: That upon filing of this Certificate, the name of this corporation shall be changed to Talk.com Inc. pursuant to Subsection (b) of ss.253 of the General Corporation Law of the State of Delaware.

     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Tel-Save.com, Inc. at any time prior to the date of filing the merger with the Secretary of State.


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     IN WITNESS WHEREOF, said Tel-Save.com,  Inc. has caused this Certificate to be signed and attested to by its duly authorized officers this 26th day of April, 1999.

                                           TEL-SAVE.COM, INC.
                                           (to be renamed Talk.com Inc.)




                                           By:    /s/Gabriel A. Battista
                                              ----------------------------------
                                              Name: Gabriel A. Battista
                                              Title: President, CEO and Chairman

ATTEST:



By:  /s/Aloysius T. Lawn IV
   ----------------------------------
   Name: Aloysius T. Lawn
   Title: General Counsel and Secretary







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